UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2014 (October 21, 2014)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 21, 2014, the earnest money deposits pertaining to the Purchase and Sale Agreement, (as amended, the “Agreement”), between Puente Hills Mall, LLC (“Seller”), an affiliate of Glimcher Realty Trust (the “Registrant”), and Kam Sang Company, Inc. (“Buyer”) became non-refundable (subject to Buyer electing to recover the deposits in the event Seller fails to satisfy certain conditions precedent to closing) pursuant to the terms of the Agreement thereby making the Agreement definitive. Under the Agreement, Buyer has agreed to purchase all of Seller’s right, title and interest in: (i) the real estate (the “Land”) underlying and adjoining Puente Hills Mall (the “Mall”), a regional mall located in the City of Industry, California, (ii) the tenancy pursuant to the ground lease for the real estate upon which a portion of the Mall is located, (iii) all leases, use agreements and licenses covering the Land and improvements, (iv) all rights, privileges, easements, rights-of-way, and appurtenances relating to the Land, (v) all personal property owned by Seller which is located on the Land, and (vi) existing contracts and operating agreements to which Seller is a party that relate to the Land as well as permits, trade names, and warranties relating to the Land or Mall and Seller’s use of the Land ((i) – (vi) collectively, the “Interests”). Seller is an indirect wholly-owned subsidiary of a joint venture operating company of which an affiliate of the Registrant owns a 52% interest. After the sale of the Mall is completed, the joint venture will have no ownership or operating interest in the Mall.

Under the Agreement, the stated purchase price to acquire the Interests is One Hundred Million Dollars ($100,000,000) (the “Purchase Price”), but that amount is subject to change following the application at closing of various credits and adjustments set forth in the Agreement. Additionally, Buyer’s earnest money deposits, which total Two Million Five Hundred Thousand Dollars ($2,500,000), will be applied toward the Purchase Price at closing. The Agreement contains other terms, conditions, covenants, representations, and warranties from each of the respective parties that are customary and typical for a transaction of this nature. The transaction remains subject to customary closing conditions and approvals which include, but are not limited to, Buyer’s assumption of the mortgage indebtedness that currently encumbers the Mall. Seller expects the transaction to close by the end of fiscal year 2014. Other than the Agreement and the transaction described herein, there is no other material relationship between Buyer and Seller, the Registrant, or any affiliates of the Registrant.

Forward Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, failure of the Registrant to complete proposed or anticipated acquisitions, mergers, or consolidations, the failure to sell properties as anticipated and to obtain estimated sale prices, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure to achieve earnings/Funds From Operations targets, the failure to sell additional community centers, failure of the Registrant to qualify as a real estate investment trust, termination of existing joint venture arrangements, conflicts of interest with our existing joint venture partners, the failure to achieve estimated sales prices and proceeds from the sale of properties, impairment charges, increases in recorded impairment charges, failure to refinance debt at favorable terms and conditions, significant costs related to environmental issues as well as other risks listed from time to time in the Registrant’s reports and statements filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: October 27, 2014
/s/ George A. Schmidt
George A. Schmidt
Executive Vice President, General Counsel & Secretary